Exhibit 99.1

LOS ANGELES, CA, June 26, 2002 – Key3Media Group, Inc. (NYSE: KME), the world’s leading producer of information technology tradeshows and conferences, announced today that it has successfully negotiated with its bank group an amendment to its senior credit facility.

                 The amendment modifies the existing financial covenants in the senior credit facility until April 1, 2003, including replacing the fixed charge coverage ratio with minimum quarterly EBITDA requirements through March 31, 2003. In addition, Key3Media agreed to reduce the size of the committed facility from $120 million to $100 million (of which $80 million is currently drawn) and to pay a $500,000 fee to the banks. As previously disclosed, Key3Media negotiated the amendment because the Company was not likely to be in compliance with the fixed charge coverage ratio at the end of the second quarter of 2002. Key3Media’s future compliance with the amended covenants will depend upon the results of the major events that it will hold later this year.

                 Separately, on June 17, 2002, the Company made a $16.3 million semi-annual interest payment on its 11.25% Senior Subordinated Notes due 2011.

                 Key3Media Group, Inc., is the world’s leading producer of information technology tradeshows and conferences, serving more than 6,000 exhibiting companies and 1.5 million attendees through 60 events in 18 countries. Key3Media’s products range from the IT industry’s largest exhibitions such as COMDEX and NetWorld+Interop to highly focused events featuring renowned educational programs, custom seminars and specialized vendor marketing programs.

                 For more information about Key3Media, visit WWW.KEY3MEDIA.COM.

Certain matters discussed in this release are “forward-looking statements,” including statements about Key3Media’s future results, plans and goals and other events which have not yet occurred. These statements are intended to qualify for the safe harbors from liability provided by the Private Securities Litigation Reform Act of 1995. You can find many (but not all) of these statements by looking for words like “will”, “may”, “believes”, “expects”, “anticipates”, “plans” and “estimates” and for similar expressions. Because forward-looking statements involve risks and uncertainties, there are many factors that could cause Key3Media’s actual results to differ materially from those expressed or implied in this release. These include, but are not limited to, economic conditions generally and in the information technology industry in particular; the timing of Key3Media’s events and their popularity with exhibitors, sponsors and attendees; technological changes and developments; intellectual property rights; competition; capital expenditures; and factors impacting Key3Media’s international operations. In addition, the terrorist attacks on September 11, 2001 have adversely affected the economy generally and significantly decreased air travel in particular and the IT industry has experienced a significant downturn since the middle of 2001. These developments have and will continue to adversely affect participation and attendance at Key3Media’s events, although the Company is not able to quantify or reliably estimate the future impact that these matters may have on its businesses, results of operations or financial condition. The sections entitled “Item 1. Business - Certain

Factors That May Affect our Businesses” and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Annual Report on Form 10-K for the year ended December 31, 2001 filed by Key3Media with the SEC contain important cautionary statements and a discussion of many of the factors that could materially affect the accuracy of Key3Media’s forward-looking statements and/or adversely affect its business, results of operations and financial position. These statements and discussions, as well as any and all of Key3Media’s other SEC filings, are incorporated herein by reference. Key3Media does not plan to update any forward-looking statements.